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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686 and No. 333-76347), S-3 (Nos.
333-51932, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556) and S-4 (No.
33-60007 and No. 33-55805) of CMS Energy Corporation of our report dated January 17, 2003 relating to the financial statements of Midland Cogeneration Venture L.P. which appears in the CMS Energy Corporation Form 10-K for the year ended December 31, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

Detroit, Michigan
March 28, 2003